Exhibit 5.1

[MORGAN, LEWIS & BOCKIUS LLP LETTERHEAD]

June 6, 2005

Arbinet-thexchange, Inc.

120 Albany Street, Tower II, Suite 450

New Brunswick, New Jersey 08901

Re:	Amended and Restated 1997 Stock Incentive Plan

First Amended and Restated Non-employee Directors’ and Advisors’ Stock Option Plan

2004 Stock Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Arbinet-thexchange, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to 4,503,395 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) issuable under the Company’s Amended and Restated 1997 Stock Incentive Plan, First Amended and Restated Non-employee Directors’ and Advisors’ Stock Option Plan and 2004 Stock Incentive Plan.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Arbinet-thexchange, Inc.

June 6, 2005

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of New Jersey and the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP